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                                                                EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the _____ day of June, 1997, by and between JEFFREY L. DRAKE, an individual, (hereinafter "Executive"), and BIRMAN MANAGED CARE, INC., a Delaware corporation (hereinafter "Company").


                                   WITNESSETH

         WHEREAS, Company is a Delaware corporation whose shares of capital stock are registered with the Securities and Exchange Commission under Section 12g of the Securities Exchange Act of 1934; and

         WHEREAS, Company requires the services of an experienced individual to serve as its Senior Vice President of Corporate Development; and

         WHEREAS, Executive is experienced in management positions in the health care industry and Executive has represented to Company that he is possessed of certain experience and capabilities which qualify him to perform the duties of Senior Vice President of Corporate Development for the Company and that he is capable of performing such duties; and

         WHEREAS, Company desires to employ Executive to render services to it and to serve as its Senior Vice President of Corporate Development; and

         WHEREAS, Executive desires to serve as the Senior Vice President of Corporate Development of the Company.

         NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment: Effective upon the Commencement Date, Executive shall faithfully serve and be employed by Company on a full time basis as its Senior Vice President of Corporate Development. Executive shall devote all his professional time and effort to the duties of such position.

         2. Term: This Agreement shall commence upon Executive's arrival for work at the Company's headquarters in Cookeville, Tennessee (the "Commencement Date") and shall continue for three (3) years unless sooner terminated in accordance with the provisions of this Agreement. The Commencement Date shall be not later than July 21, 1997 or this Agreement may be declared void at the option of the Company.

         3. Residence of Executive: A material inducement to the Company to employ Executive is Executive's promise promptly to




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relocate to the Company's headquarters in Cookeville, Tennessee. Executive shall relocate his family, residence and domicile to Cookeville, Tennessee, or its immediate environs, as soon as practicable and in no event more than three (3) months from the Commencement Date. Executive shall thereafter maintain his primary residence and domicile in such location for so long as Executive remains employed by the Company unless the Company otherwise determines.

            a. SALE AND ACQUISITION OF PRINCIPAL RESIDENCE. Executive now owns a home in Alpharetta, Georgia, which he will sell as soon as is reasonably practicable at a fair and reasonable price. Executive will purchase a home in the Cookeville, Tennessee, area. In order to expedite Executive's relocation to Cookeville, Tennessee, the Company agrees as follows:

               (1) APPRAISAL: The Company and Executive will obtain a current appraisal of Executive's home from two independent appraisers, each of whom shall be a member of the Master Appraisers Institute and each of whom shall be on the "approved list" for at least four (4) recognized major Georgia banks or federally-chartered savings banks. The two appraisers shall appraise Executive's property at the Company's expense. The average of their two appraisals shall be the "Agreed Value" of Executive's home.

               (2) LOAN TO VALUE: The Company shall lend Executive (the "Equity Loan") an amount which shall not exceed One Hundred Thousand Dollars (USD$100,000.00) provided such amount does not exceed eighty percent (80%) of the value of Executive's equity in his home, with such equity determined by subtracting all liens and encumbrances from the Agreed Value. In no event shall any Equity Loan exceed eighty percent (80%) of Executive's equity in his home. Executive shall apply all of the proceeds of the Equity Loan towards the purchase price of Executive's new home in the Cookeville, Tennessee, area. The Equity Loan shall be secured by a second deed of trust on both Executive's current Georgia home and the new home to be purchased in Tennessee. The Equity Loan shall bear interest at the rate of eight percent (8%) per annum, which shall be paid by Executive monthly in arrears. The Equity Loan shall be due and payable upon sale of Executive's home in Georgia.

               (3) SALE OF GEORGIA HOME: Executive recently purchased a home in Georgia for which he paid One Hundred Ninety-Six Thousand Five Hundred Dollars (USD$196,500.00) ("Executive's Purchase Price"). Executive shall take all reasonable steps to sell his Georgia home within one hundred twenty (120) days of the Commencement Date of this Agreement. Executive shall set an asking price for his home which is reasonable in light of the Agreed Value and advice from his listing realtor. As soon as it is executed, Executive shall provide the Company with a copy of the signed listing agreement to sell his Georgia home and any supplements, replacements or amendments thereto. Should such home not be sold within such period, Executive may request that the Company extend such period and the time required to relocate his family to Cookeville, Tennessee for




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     an additional ninety (90) days, the approval of which shall not be unreasonably withheld. As a condition to granting such extension, Executive shall set the "asking price" for his Georgia home at an amount not to exceed the appraised value. In the event the net purchase price realized by Executive is less than Executive's Purchase Price, then the Company shall concurrently with the sale of Executive's Georgia home reimburse to Executive seventy-five percent (75%) of the difference between the net sales price realized (gross sales price less 7% broker fee) and Executive's Purchase Price up to a maximum of twenty-five thousand dollars ($25,000.00). Executive shall promptly provide the Company with true and correct copies of all closing documents evidencing such sale.

         4. Scope of Duties: Executive shall assist the President of the Company and shall be responsible for the strategic planning, analysis and identification of new business opportunities including but not limited to the identification, recommendation, analysis and implementation of business activities complementary and supplemental to the Company's current activities, as more particularly set forth in Exhibit A hereto. The Executive may be assigned other duties for the Company. Executive shall render those services customarily rendered by an executive in such position in accordance with the policies, budgets and decisions of the Company's Board of Directors and subject to the general supervision and direction of the President of the Company. The Executive shall perform such duties faithfully, diligently, and to the best of his ability consistent with the highest and best standards of the industry of Company, subject to the policies established by the Company's Board of Directors. Executive acknowledges that Company is relying upon Executive's knowledge and expertise in the health care industry and in his devotion of time as set forth herein.

         5. Compensation: Executive shall receive and the Company shall pay throughout the term hereof a salary in accordance with the following (less all applicable taxes withheld and other authorized or required deductions therefrom):

            a. BASE COMPENSATION: One Hundred Eighty-five Thousand ($185,000.00) per year, payable in accordance with the regular executive compensation pay period policy of Company, but in no event less often than once each calendar month (the "Base Compensation"); and

            b. ANNUAL ADJUSTMENTS: The Base Compensation shall be adjusted (the "Annual CPI Adjustments") on each anniversary of commencement of this Agreement by increasing (but not decreasing) the Base Compensation in accordance with the cumulative increases in the Consumer Price Index ("CPI") published by the United States Department of Labor Bureau of Labor Statistics (or such successor index as is adopted by the United States Government in lieu thereof) for the Standard Metropolitan Statistical Area in which Cookeville, Tennessee, is located. Specifically, on each anniversary of this Agreement, the Base Compensation for the first year of this Agreement (the "Original Base Compensation") shall be multiplied by the cumulative




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percentage increase in the CPI from the first year of this Agreement to the year of such adjustment. For example, if the Original Base Compensation is 100, and the CPI increase during the first year of this Agreement is 4%, then the Base Compensation for the second year of this Agreement will be 104. If the CPI increase for the second year of this Agreement is 5%, then the Base Compensation for the third year of this Agreement will be 109. (100 + 4 + 5). All CPI Adjustments shall be made to the Original Base Compensation.

            c. BONUS COMPENSATION: In addition to the compensation set forth in subparagraph a, above, Executive may receive a bonus of up to fifty percent (50%) of the Base Compensation for each year (the "Maximum Bonus Opportunity"), which percentage shall be eligible for inclusion into the Company's Executive Bonus Plan. Awards and payments of bonuses are at the discretion of the Board of Directors and are subject, among other things, to the cash flow requirements of the Company as a whole.

            d. ANNUAL REVIEW: The Board of Directors of the Company shall, at its first meeting of each fiscal year during the term of this Agreement, review the performance of Executive for the previous fiscal year and, in its sole discretion, consider modification of the bonus compensation provided hereunder as it shall deem appropriate.

            e. STOCK OPTIONS: The Company shall award Executive options ("Options") to acquire one hundred fifty thousand (150,000) shares of common stock of the Company at an exercise price equal to the closing market "asked" price as quoted on the date of this Agreement on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") stock market. Such options shall vest one-fourth on each anniversary of this Agreement. In the event this Agreement is terminated for any reason or is not employed under this Agreement on the anniversary date of this Agreement, all unvested Options shall lapse. Executive shall have three (3) years from the date of vesting in which to exercise his Options. The award of Options shall be more comprehensively set forth in a separate document of even date herewith. The Company shall have no obligation to register any shares purchased pursuant to the Options.

         6. Representations and Warranties. The Company and Executive represent and warrant to each other as follows. The representations and warranties contained herein shall survive termination of this Agreement.

            a. WARRANTIES BY COMPANY: The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all powers to conduct its business as currently conducted. This Agreement has been duly authorized by the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by laws applicable to creditors rights, bankruptcy and equity.

            b. WARRANTIES BY EXECUTIVE: Executive represents




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and warrants that he has fully disclosed to the Company all material facts regarding: his availability to accept employment hereunder, his past employment history, his health as it may pertain to his ability to discharge the duties assumed hereunder, and any matters of personal financial or other concern which could affect performance of his duties hereunder. Executive represents and warrants that his acceptance of employment hereunder does not violate any agreement by which he is bound. Executive represents and warrants that he has not disclosed to the Company and will not disclose to the Company any confidential information of any other company or business the confidentiality of which he is obligated to protect.

         7. Vacation. Executive shall be entitled to paid vacation to accrue at the rate of three (3) weeks vacation per year commencing upon commencement of this Agreement and for each successive Company year in which this Agreement remains in effect. Executive shall not be entitled to vacation pay in lieu of vacation. Any vacation time accrued but not used in any one year may not be carried over to the following year by Executive but shall be deemed waived by Executive. Executive shall schedule and take his vacation so as not materially to disrupt or to impair the operations of the Company and shall take all feasible steps to ensure that the operations of the Company proceed unimpaired by his absence. Business-related trips for education, conventions and similar activities shall not be deemed "vacations."

         8. Expenses. Company recognizes that Executive will incur, from time to time, for Company's benefit and in furtherance of Company's business, various expenses. Accordingly, Company agrees to pay certain expenses as set forth below either directly on behalf of Executive or to reimburse Executive for such expenses; provided, however, that such payment or reimbursement is contingent upon Executive supplying such documentary and other evidence required to support the deduction of such expenses on Company's federal income tax return. Any deductions disallowed by the Internal Revenue Service shall be considered additional compensation to the Executive.

            a. Entertainment, travel, including meals while traveling, and promotion relating to the Company;

            b. Conventions and meeting expenses for conventions and meetings related, directly or indirectly, to the business of the Company; and

            c. Fees for membership in and expenses incurred in attending meetings of professional and business organizations as shall be approved by the President of the Company; and

            d. An automobile allowance of six hundred dollars ($600.00) per month.

         9. Other Benefits.

            a. MOVING EXPENSES: The Company shall reimburse




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Executive for his moving expenses up to the maximum amount of ten thousand dollars ($10,000.00) provided Executive obtains three (3) separate bids for such moving and the contract is awarded to the moving company approved by the Chief Financial Officer of the Company.

             b. TEMPORARY LIVING EXPENSES: Until Executive relocates, the Company agrees to pay or reimburse Executive temporary living expenses and travel expenses between Executive's current home in Georgia and such location(s) as the Company may request, up to a maximum of nine thousand dollars ($9,000.00). Such reimbursement shall be limited to travel and temporary housing costs for Executive and his family, and reimbursement shall be made only for expenses which are incurred solely as a result of the relocation and not to pay expenses which Executive would have incurred anyway regardless of the relocation to Cookeville.

             c. MEDICAL: Company shall pay for Executive's participation in the medical insurance plans maintained by the Company for its employees in general and provide Executive with participation in such plan(s) on the same terms and conditions as are extended to Company's employees in general.

             d. LIFE INSURANCE: To the extent the Company provides life insurance as part of its benefits provided to employees in general, Company shall provide such to Executive with benefits payable as Executive shall direct.

             e. OTHER BENEFITS: Executive shall be entitled to participate with other employees of the Company in such other fringe benefits as may be offered generally to the employees of the Company from time-to-time.

         10. Employment Conduct. At all times during the term of this Agreement, Executive shall:

             a. Work for Company on a full time basis except for such absences as are herein provided;

             b. Participate fully (which includes recorded interviews with counsel) in the Company's ongoing regulatory compliance audit process, including entry and exit interviews, conducted to assure that all of the Company's activities comply fully with all federal and state laws and regulations applicable to the health care industry;

             c. Devote his best efforts and all of his business time and attention to Company's business, and shall not, without the prior written consent of Company acting through its Board of Directors, engage in any other business activity whatsoever;

             d. Observe and conform to all the laws, statutes, regulations and administration requirements applicable to the Company and its business;

             e. Be aware that his conduct and actions, whether




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in public or private, reflect upon the goodwill of Company and not partake in any conduct that is detrimental to himself or Company; and

             f. Report promptly to the Board of Directors of the Company and outside counsel of the Company any facts of which Executive becomes aware which would lead a reasonable person to suspect that the Company or any of its officers, directors, employees, agents, representatives or clients is engaged, has engaged, or is about to engage, in any conduct which violates or may violate any law, rule, statute or regulation applicable to the Company or its business.

         11. Company Accounts. Executive shall render, as often as may be necessary or appropriate, a true account of all money received by him on account of Company, and shall deposit all such money promptly to Company's account.

         12. Conditions of Termination.

             a. TERMINATION FOR CAUSE: Company may terminate this Agreement at any time, without further obligation or liability to Executive, in the event Company determines in good faith that:

                (1) The Executive is grossly negligent in the performance of his duties;

                (2) The Executive is convicted of a violation of any State or Federal law and is fined One Thousand Dollars ($1,000.00) or more and sentenced to prison or jail term for one year or more; including suspended sentences;

                (3) The Executive or the Executive's conduct becomes the subject of an administrative, judicial or regulatory enforcement proceeding brought by the Health Care Finance Administration, the Office of Inspector General of the United States Department of Justice, or by any regulatory body, agency or corporation having jurisdiction over the business of the Company, or any successor thereto (unless Executive shall have engaged in such conduct in accordance with and on the advice of Company counsel and in accordance with Company policy);

                (4) The Executive commits any material violation of this Agreement; or

                (5) The Executive disobeys any lawful order or instruction of the Board of Directors of the Company or the President of the Company.

             b. OTHER EVENTS OF TERMINATION:

                (1) By Agreement: This Agreement shall terminate at any time by Agreement in writing between Company and Executive;

                (2) By Death: This Agreement shall terminate




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upon the death of Executive, in which case his heirs and beneficiaries shall be entitled to all accrued but unpaid compensation hereunder, including any unused vacation time for the current year;

                (3) Unilaterally by Executive: The obligations of Company to Executive hereunder shall terminate immediately upon the unilateral termination of this Agreement by Executive, which shall be deemed a breach of the Agreement by Executive unless Executive gives Company ninety (90) days prior written notice and continues to discharge his duties and obligations to the utmost during such time;

                (4) By Notice to Executive: The obligations of the Company to Executive hereunder shall terminate upon six (6) months prior written notice to Executive;

                (5) By Expiration: The obligations of Company hereunder shall terminate upon the expiration of this Agreement.

         13. Compensation in the Event of Termination. Executive shall be entitled to receive the following compensation, as compensation in full, upon the occurrence of the following events of termination:

             a. VOLUNTARY TERMINATION BY EXECUTIVE: In the event Executive terminates his employment hereunder, he shall be entitled to receive his earned but unpaid Base Compensation and a prorated portion of the Bonus otherwise payable to Executive for that portion served of the year in which he terminates plus payment for any vacation time accrued but unused during the year in which Executive so terminates; the Company shall pay, or shall reimburse Executive for, any expenses incurred but not paid through the date of termination pursuant to this Agreement.

             b. TERMINATION BY COMPANY: The compensation called for by the following two subparagraph shall be the only compensation to which Executive shall be entitled in the event he is terminated by the Company.

                (1) Termination for Cause: In the event Executive is terminated for cause (as defined in this Agreement), Executive shall be entitled to receive his earned but unpaid Base Compensation through the date of termination, but not beyond; Executive shall not receive payment for any accrued but unused vacation time, which shall be deemed waived and Executive shall not receive reimbursement for any incurred but unpaid expenses; Executive shall receive no award of any Bonus and all awarded but unvested or unexercised options to acquire stock of the Company shall thereupon terminate.

                (2) Termination Not for Cause: In the event Executive is terminated by the Company not for cause, Company shall pay executive upon such termination: (A) all accrued but unpaid Base Compensation to the date of termination, plus (B) provided Executive have served with the Company not less than one (1) year




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an amount equal to six (6) months Base Compensation payable in six (6) equal monthly installments. Provided the Company pays Executive all sums due under this paragraph 13 b.(2). Executive shall not accept employment with any other company which conducts a business which competes directly or indirectly with the Company within a radius of fifty (50) miles from any hospital which itself is, or any hospital which is a member of the same chain or owned by the same corporation is, a client of the Company.

             c. OTHER BENEFITS AND EXPENSES: In the event of termination of employment under this Agreement for any reason, the Company shall permit Executive to assume direct payment of any insurance policies, health care plans or other benefits which under their terms permit or provide for individual assumption upon termination of employment by the Company. The Company shall give notice to Executive ten (10) days before the lapse of any such benefits or policies, which notice shall be deemed given when received by Executive, in order to permit Executive to assume payment of such policies and benefits. Failure by Executive to assume payment of such policies and benefits within said ten (10) days shall be deemed a waiver by Executive of his right to assume payment of such policies and benefits.

         14. Confidentiality and Trade Secrets. Executive agrees as follows:

             a. Executive acknowledges that the Proprietary Information (as defined herein) of Company is a special, valuable and unique asset of Company, and has been compiled at great expense to Company, and Executive agrees at all times during the period of this Agreement and thereafter to keep in confidence and trust all Proprietary Information which has heretofore been disclosed and which will hereafter be disclosed by Company to Executive or which Executive in the performance of services hereunder may learn.

             b. Executive agrees that during the period of this Agreement and for a period of three (3) years thereafter, he will not, directly or indirectly, use the Proprietary Information other than in the course of performing duties as an Executive of Company, nor will Executive directly or indirectly disclose any Proprietary Information or anything relating thereto to any person or entity, except in the course of performing duties as an Executive of Company and with the consent of the Board of Directors of Company.

             c. Executive further understands and acknowledges that Company's confidential data and trade secrets constitute Company's Proprietary Information which is not to be used, disclosed, or duplicated in any manner or fashion as would injure Company's rights to the Proprietary Information. Executive will observe and obey the policies of Company, as established from time to time, for the protection of its Proprietary Information.

             d. As used in this Agreement, "Proprietary Information" means any and all information of a confidential, proprietary, or secret nature which is or may be either applicable to, or related in any way to: (i) the business, present or future,




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of Company or any subsidiary; (ii) the research and development or investigations, present or future, of Company or of any subsidiary. Proprietary Information includes, without limitation, in any form or medium, trade secrets, financial information not distributed to the public generally, training manuals, training and management programs, rate information, customer lists, pricing information, processes, procedures, formulas, data, technical expertise, proprietary software, drawings, plans, photographs, writings, methods, procedures, machine and mechanical specifications, engineering and test data, production and management techniques, equipment and installation data, application data, improvements, inventions, flow charts, logic diagrams, experimental developments, techniques, marketing plans and strategies, and information concerning customers and vendors.

             e. Executive acknowledges and agrees that the breach of the provisions of this Section would cause irreparable harm to the Company and further acknowledges and agrees that damages would be an inadequate remedy to protect Company against such breach and, accordingly, Executive agrees that the Company shall be entitled to obtain injunctive relief should any breach of this
Section 12 be threatened or made by Executive.

         15. Disclosure of Information and Testimony. Executive agrees that he will not directly or indirectly, without the Company's prior written consent, voluntarily provide information, documents or testimony to any entity, person or governmental agency (except to his counsel and immediate family) regarding: (a) Executive's employment with, or termination of employment from, the Company (except in connection with Executive's application for employment with another employer, or Executive's application for any insurance, retirement, disability or unemployment benefits); (b) any other person's employment with, or termination of employment from, the Company; or (c) any information or documents concerning the Company. In the event that a subpoena or other lawful process is properly served upon Executive requiring production or disclosure of information or documents concerning the foregoing matters, Executive shall promptly notify the Company's human resources department, in writing, and provide it with copies of any subpoena or other process served upon him. Executive agrees to meet, telephonically or in person, with attorneys or agents designated by the Company, at a time and place designated by the Company and prior to the testimony, for the purpose of discussing such testimony. Nothing herein shall give the Company the right to control or dictate the content of any testimony given by Executive, or any documents produced by him pursuant to subpoena or other lawful process. It is understood that Executive shall provide all information lawfully required of him. In the event that the Company requires any information or testimony from Executive in connection with any claim made against the Company, or any claims made by the Company against persons or entities not party to this Agreement, Executive agrees to cooperate fully with the Company, including: (a) appearing at any trial, hearing, deposition or arbitration; (b) meeting telephonically or in person with attorneys or agents designated by the Company, at a time and place designated by the Company and prior to the testimony, for the purpose of




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discussing such testimony and any other matters relating to the claim; and (c)
providing the Company with any documentation in Executive's custody or control. The Company agrees to pay or reimburse Executive for any reasonable travel, telephone, photocopy and other out-of-pocket expenses incurred as a result of any requests made of him by the Company under this paragraph. The provisions of this paragraph shall not apply to any action brought under this Agreement between Executive and Company.

         16. Return of Materials. Executive agrees to return promptly to Company upon termination of this Agreement, whether or not for cause or whatever the reason, all documents, data, records, and other information pertaining to his services provided hereunder, and Executive shall not take any documents or data, in any form or medium, or any reproduction or excerpt of any such documents or data, containing or pertaining to any Proprietary Information of Company. This provision shall not apply to personal effects and personal records of Executive which may be located on the premises of Company.

         17. Competition after Termination. For a period of one year after Executive's termination of employment under this Agreement, Executive shall not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any company which provides consulting or management services to the health care industry relative to billing, coding or preparing documentation related to medical records which conducts such business from any branch located within a radius of twenty (50) miles from (i) any hospital which is a client of the Company or (ii) which lies within a one hundred fifty (150) mile radius of any business, hospital, site operated by a hospital system, affiliated group of hospitals, or medical facility, doing business with or being serviced by the Company, or with which the Company is negotiating to provide Quality Program services at the time Physician's services hereunder are terminated by either party hereto or otherwise. In the event of Executive's actual or threatened breach of this paragraph, Company shall be entitled to a preliminary restraining order and injunction restraining Executive from violating its provisions. Nothing in this Agreement shall be construed to inhibit Company from pursuing any other available remedies for each breach of threatened breach, including the recovery of damages from Executive.

         18. Employment by Client of Company: Notwithstanding any other provision of this Agreement or in law to the contrary, Executive agrees that he will not seek or accept employment or payment for services, directly or indirectly, from any hospital, hospital system or health care provider which has retained or paid the Company in respect of the Company's Quality Program excepting only payment from the Company pursuant hereto.

         19. Amendment. No modification of this Agreement, or waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by each of the parties.




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         20. Binding Agreement. Except as otherwise specifically provided herein, this Agreement shall be binding on the parties and their heirs, executors, distributees, legal representatives, successors and assigns.

         21. Notices. All notices under this Agreement shall be in writing and shall be delivered by hand or deposited into the United States Mail, first class mail, postage prepaid, to the parties at their respective addresses as each party shall inform the other. Unless otherwise provided herein, the effective date of any such notice shall be the date of delivery in the case of notices delivered by hand and five (5) days after mailing in the case of mailed notices.

         22. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subjects and matters addressed herein and supersedes and replaces any other agreement, whether oral or written, between the parties hereto. Except as provided herein, each party to this Agreement acknowledges that no representations, inducements, promises or agreement, oral or otherwise, have been made by any party or anyone acting on behalf of any party which are not set forth herein and that no other agreement shall be valid or binding.

         23. Assignment by Executive. Executive shall not assign this Agreement or any rights contained hereunder and any such attempted assignment is void.

         24. Agreement to Perform Necessary Acts. The parties shall execute and deliver all documents and perform all other and further acts as may be reasonably necessary to effect this Agreement.

         25. Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

         26. Severability. If any part, paragraph, section or provision of this Agreement should be invalid, such part, paragraph, section or provision hereof shall be deemed stricken from this Agreement then all remaining parts, paragraphs, sections and provisions shall continue to be fully effective.

         27. Waivers. The waivers by any party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         28. Good Faith; Further Acts. Executive and Company agree to act in good faith in the execution of the provisions of this Agreement and to take such other further actions as may be necessary or advisable to effect the intent of this Agreement.

         29. Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original instrument, but together shall constitute a




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single agreement.

         30. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Tennessee applicable to contracts entered into and to be performed entirely within said state and without regard to choice of law principles.

         31. Representation. The parties hereto acknowledge and agree that each has been independently represented by counsel of his or its own choosing in connection herewith and that all provisions hereof are to be construed as having been jointly drafted such that no ambiguity or perceived or alleged ambiguity shall be construed for or against any party hereto.

         32. No Other Parties Benefitted. This Agreement is for the exclusive benefit of the Company and the Executive. No other party of any nature whatsoever or whomsoever shall be deemed entitled to the benefit of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

"Company"                              BIRMAN MANAGED CARE, INC.
                                       A Delaware Corporation



                                       By:____________________________
                                              Authorized Officer


"Executive"                            JEFFREY L. DRAKE



                                       _______________________________





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                                                                  Executive ____